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                                                                    EXHIBIT 9(i)


[SAGE LIFE ASSURANCE OF AMERICA, INC.]


                                February 9, 1999




Board of Directors
Sage Life Assurance of America, Inc.
300 Atlantic Street
Stamford, CT 06901

         To The Board Of Directors:


         In my capacity as Vice President, Legal and Compliance of Sage Life Assurance of America, Inc. (the "Company"), I have supervised the preparation of Pre-Effective Amendment No. 2 to the registration statements on Form N-4 of the Sage Variable Annuity Account A (File No. 333-44751) (the "Account"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940. Such registration statement describes certain flexible payment deferred combination fixed and variable annuity contracts which will participate in the Account.


         I am of the following opinion:

         1. The Company has been duly organized under the laws of the State of Delaware and is a validly existing corporation.

         2. The variable annuity contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

         3. The Account is duly created and validly existing as separate accounts of the Company pursuant to Delaware law.

         4. The assets held in the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

         In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

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[SAGE LIFE ASSURANCE OF AMERICA, INC.]
February 9, 1999
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         I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption "Legal Matters" in the Statement of Additional Information contained in said registration statement.

                                           Very truly yours,



                                           /s/ James F. Bronsdon
                                           ---------------------
                                           James F. Bronsdon
                                           Vice President, Legal and Compliance